UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2021

LEGACY EDUCATION ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55790	39-2079974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1490 N.E. Pine Island Road, Suite 5D Cape Coral, Florida	33909
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 542-0643

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, on March 8, 2021 Legacy Education Alliance, Inc., a Nevada corporation (the “Company”) issued a Senior Secured Convertible Debenture (“Debenture”) to Legacy Tech Partners, LLC (“LTP”), a Delaware limited liability company, under which LTP loaned the Company the principal sum of $375,000 (the “Initial Loan.” The Initial Loan accrues interest at a rate of 10% and is due on the earlier of the occurrence of certain liquidity events with respect to the Company and March 8, 2022. The Initial Loan may be converted at any time after the issue date into shares of the Company’s Common Stock (the “Conversion Shares”) at a price equal to $0.05 per share. Together with each Conversion Share, a warrant will be issued with a strike price of $0.05 per share and an expiration date of March 8, 2026 (the “Warrants”). The Warrants will not be listed for trading on any national securities exchange. The Warrants and the shares issuable upon conversion of the Debenture are not being registered under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate number of shares issuable upon conversion of the Debenture and upon the exercise of the Warrants may not exceed 19.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares upon conversion of the Debenture and the exercise of the Warrants.

On May 4, 2021 LTP exercised its conversion rights with respect to $330,000 of the outstanding principal of the Initial Loan at the Conversion Price resulting in the issuance of 6,600,000 shares of Common Stock to LTP.

Item 5.02(d) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 3, 2021, the Board of Directors set the number of director seats on the Company’s Board of Directors at four (4) and appointed Barry M. Kostiner, 49, to the Board.

Prior to his involvement with the Company, Mr. Kostiner was the CFO of Ameri Holdings Inc. (Nasdaq: AMRH) from October 2018 through December 2020. Since January 2021, Mr. Kostiner has been a consultant to Enveric Biosciences (Nasdaq: ENVB), an evidence-based cannabinoid pharma company focused on palliative therapies for cancer patients. Prior to his position at AMRH, Mr. Kostiner was a consultant to a healthcare facility operator, Cypress Skilled Nursing, from May 16, 2020 through October 18, 2020 and Linkay Technologies from May 17, 2020 through Oct 18, 2020 an artificial intelligence incubator with a portfolio of intellectual property focused on AI and LiDAR / geospatial technology, with research staff in India and New York. Mr. Kostiner’s 20-year career in energy includes eight years at Goldman Sachs and Merrill Lynch and their affiliates, with a focus on energy trading and portfolio management, as well as serving as the CEO of an oil & gas SPAC (Nasdaq: PGRI) from 2007 through 2009. Mr. Kostiner earned an S.B. in Electrical Engineering and an S.M. in Operations Research from MIT. His thesis on the mathematics of electric industry deregulation was sponsored by Harvard’s Kennedy School of Government.

Mr. Kostiner is President of, and holds a 25% membership interest in, Legacy Tech Partners, LLC, a Delaware limited liability company (“LTP”). On March 8, 2021, the Company issued a Senior Secured Convertible Debenture (“Debenture”) in the principal amount of $375,000 to LTP. The Debenture accrues interest at a rate of 10% and is due on the earlier of the occurrence of certain liquidity events with respect to the Company and March 8, 2022. The Debenture may be converted at any time after the issue date into shares of the Company’s Common Stock (the “Conversion Shares”) at a price equal to $0.05 per share (“Conversion Price”). On May 4, 2021, LTP exercised its conversion rights with respect to $330,000 of the outstanding principal at the Conversion Price resulting in the issuance of 6,600,000 shares of Common Stock to LTP.

Prior to his appointment to the Board, Mr. Kostiner has been also employed by Elite Legacy Education, Inc., a subsidiary of the Company, as Manager, Capital Markets since March 9, 2021 at an annual base salary of $120,000. In addition, Mr. Kostiner is entitled to participate in any (i) annual or long-term bonus or incentive plans maintained by the Company, (ii) stock option, stock ownership, stock incentive or other equity-based compensation plans maintained by the Company and (iii) in all compensation or employee benefit plans or programs, and all benefits or perquisites, for which any member of the Company’s senior management is eligible under any existing or future Company plan or program. Mr. Kostiner’s employment may be terminated by either party at any time. If Mr. Kostiner’s employment is terminated (i) other than for cause or (ii) upon Mr. Kostiner’s death, permanent disability, or voluntary resignation, Mr. Kostiner will be entitled to receive (i) any unearned and unpaid base salary and annual incentive compensation that has accrued but is paid as of the date of termination, (ii) a pro rata portion of any annual incentive compensation that Mr. Kostiner would have been entitled to receive and, (iii) a separation benefit in an amount equal to twenty-six (26) weeks of base salary payable in biweekly installments. If Mr. Kostiner’s employment is terminated other than for cause or due to his voluntary resignation within 18 months of a “change in control” event, he will be entitled to receive (i) any unearned and unpaid base salary and annual incentive compensation that has accrued but is paid as of the date of termination, (ii) a separation benefit in an amount equal to one year of base salary payable in lump sum. Mr. Kostiner’s entitlement to receive any separation benefit described in this paragraph is conditioned on Mr. Kostiner executing a general release satisfactory to the Company.

Item 8.01 Other Events

Debenture, Warrant and Guaranty Agreements; Exercise of Conversion Rights

On May 4, 2021, Legacy Education Alliance, Inc., a Nevada corporation (the “Company”) issued a 10% Subordinated Secured Convertible Debenture (“Subordinated Debenture”) in the principal amount of $25,000 to Michel Botbol, the Company’s Chairman and Chief Executive Officer. The Subordinated Debenture accrues interest at a rate of 10% and is due on the earlier of the occurrence of certain liquidity events with respect to the Company and May 4, 2022. The Subordinated Debenture may be converted at any time after the issue date into shares of the Company’s Common Stock (the “Conversion Shares”) at a price equal to $0.05 per share (“Conversion Price”). Together with each Conversion Share, a warrant will be issued with a strike price of $0.05 per share and an expiration date of May 4, 2026 (the “Warrants”). Mr. Botbol also has the option to extend the maturity date of the loan for a term not to exceed four years from the original maturity date of that loan. The Subordinated Debenture is secured by a lien on all the Company’s assets subordinated to the lien granted to Legacy Tech Partners, LLC (“LTP”). The Company’s U.S. subsidiaries are required to entered into Guaranties in favor of Botbol under which such subsidiaries will guarantee the Company’s obligations under the Subordinated Debenture and grant Botbol a lien on all assets of such subsidiaries subject to the lien held by LTP. The use of proceeds from the Subordinated Debenture will be to extinguish liabilities of the Company and to fund working capital, general corporate purposes and the development of administrative functions.

The Warrants will not be listed for trading on any national securities exchange. The Warrants and the shares issuable upon conversion of the Subordinated Debenture are not being registered under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate number of shares issuable upon conversion of the Debenture and upon the exercise of the Warrants may not exceed 19.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares upon conversion of the Debenture and the exercise of the Warrants.

The foregoing descriptions of the material terms of the Subordinated Debenture, Guaranty Agreements and Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Subordinated Debenture, the form of Guaranty Agreement and the form of Warrant, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

On May 4, 2021, Michel Botbol exercised his conversion rights with respect to the entire $25,000 of outstanding principal under the at the Conversion Price resulting in the issuance of 500,000 shares of Common Stock to him.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Subordinated Secured Convertible Debenture Agreement dated May 4, 2021
10.2	Form of Guaranty
10.3	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY EDUCATION ALLIANCE, INC.

Date: May 7, 2021	By:	/s/ Michel Botbol
Name: Michel Botbol
Title: Chief Executive Officer

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